UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 25, 2010

Vishay Precision Group, Inc.
(Exact Name of Issuer as Specified in Charter)

Delaware	1-34679	27-0986328
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		Number)

3 Great Valley Parkway, Suite 150
Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

(484) 321-5300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 25, 2010, the certificate of incorporation of Vishay Precision Group, Inc. (the “Company”) was amended and restated (as so amended and restated, the “Amended and Restated Certificate”) to, among other things, increase the Company’s authorized capital stock; create three classes of capital stock – common stock, par value $0.10 per share (the “Common Stock”), Class B common stock, par value $0.10 per share (“Class B Common Stock”), and preferred stock, par value $1.00 per share (the “Preferred Stock”) – and delineate the powers of the Company’s Board of Directors (the “Board”). The Amended and Restated Certificate provides that the Company’s authorized capital stock will consist of 29,000,000 shares: 25,000,000 shares of Common Stock, 3,000,000 shares of Class B Common Stock, and 1,000,000 shares of Preferred Stock.

The holders of Common Stock are entitled to one vote for each share held. Holders of Class B Common Stock are entitled to 10 votes for each share held. The Common Stock and the Class B Common Stock vote together as one class on all matters subject to stockholder approval, except that the approval of the holders of Common Stock and of Class B Common Stock, each voting separately as a class, will be required to authorize issuances of additional shares of Class B Common Stock other than in connection with stock splits and stock dividends.

After any required dividends and other distributions on any outstanding shares of Preferred Stock, holders of Common Stock and Class B Common Stock will be entitled to receive, and share ratably on a per share basis in, all dividends and other distributions declared by the Board. In the event of a stock dividend or stock split, holders of Common Stock will receive shares of Common Stock and holders of Class B Common Stock will receive shares of Class B Common Stock. Neither the Common Stock nor the Class B Common Stock may be split, divided or combined unless the other is split, divided or combined equally.

Shares of Class B Common Stock are convertible into shares of Common Stock on a one-for-one basis at any time at the option of the holder thereof. The Class B Common Stock is not transferable except to a holder’s spouse, certain of such holder’s relatives, certain trusts established for the benefit of the holder, the holder’s spouse or relatives, corporations and partnerships beneficially owned and controlled by such holder, such holder’s spouse or relatives, charitable organizations and such holder’s estate. Upon any transfer made in violation of those restrictions, shares of Class B Common Stock will be automatically converted into shares of Common Stock on a one-for-one basis.

The Board will have exclusive authority to establish its size. The Amended and Restated Certificate provides for customary indemnification rights for directors, officers, employees and agents of the Company and further provides that no director will have any personal liability to the Company or to Company stockholders for any monetary damages for breach of fiduciary duty, to the extent permitted under the Delaware General Corporation Law.

The Amended and Restated Certificate also provides for reasonable procedures for the submission of proposals by stockholders and provides for indemnification of the Company’s officers and directors, subject to applicable limitations of the Delaware General Corporation Law.

The above description of the Amended and Restated Certificate is qualified in its entirety by reference to the Amended and Restated Certificate, which is filed as Exhibit 3.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Vishay Precision Group, Inc., effective June 25, 2010.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vishay Precision Group, Inc.

Date: July 1, 2010	By:	/s/ William M. Clancy
Name: William M. Clancy
Title: Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Vishay Precision Group, Inc., effective June 25, 2010.